Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-119410) of Compass Minerals International, Inc. Directors’ Deferred Compensation Plan
(2)Registration Statement (Form S-8 No. 333-121965) of Compass Minerals International, Inc. Savings Plan
(3)Registration Statement (Form S-8 No. 333-127699) of Compass Minerals International, Inc. 2005 Incentive Award Plan
(4)Registration Statement (Form S-8 333-203922) of Compass Minerals International, Inc. 2015 Incentive Award Plan
(5)Registration Statement (Form S-8 333-238252) of Compass Minerals International, Inc. 2020 Incentive Award Plan
(6)Registration Statement (Form S-8 333-265569) of Compass Minerals International, Inc. 2020 Incentive Award Plan, and
(7)Registration Statement (Form S-3 No. 333-274622), effective September 29, 2023;

of our reports dated November 29, 2023, with respect to the consolidated financial statements and schedule of Compass Minerals International, Inc., and the effectiveness of internal control over financial reporting of Compass Minerals International, Inc., included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 2023.

/s/ Ernst & Young LLP

November 29, 2023
Kansas City, Missouri